Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No.1 to Registration Statement No. 33-12513, Registration Statement No. 33-53968, Registration Statement No. 33-49785, Registration Statement No. 33-49849, Registration Statement No. 333-10797, Registration Statement No. 333-88709, Registration Statement No. 333-42768, Registration Statement No. 333-106707, Registration Statement No. 333-106708, Registration Statement No. 333-105714, Registration Statement No. 333-105715, Registration Statement No. 333-116003, Registration Statement No. 333-132324, Registration Statement No. 333-155708, Registration Statement No. 333-170209, Registration Statement No. 333-170208, Registration Statement No. 333-188671, Registration Statement No. 333-260789, Registration Statement No. 333-260788, and Registration Statement No. 333-256460 on Form S-8, Registration Statement No. 333-214407, Registration Statement No. 333-236860, Registration Statement No. 333-258422, and Registration Statement No. 333-252948 on Form S-4, and Registration Statement No. 333-201958, Registration Statement No. 333-222979, and Registration Statement No. 333-252947 on Form S-3 of our reports dated February 10, 2023, relating to the consolidated financial statements of Union Pacific Corporation and Subsidiary Companies (the Corporation), and the effectiveness of the Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Omaha, Nebraska

February 10, 2023